Exhibit 24.1

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement on Form S-4 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.01 per share, to be issued in connection with the acquisition of Howard Bancorp, Inc. (“Howard”) in accordance with the terms of an Agreement and Plan of Merger dated as of July 12, 2021, between the Corporation and Howard, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

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IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ Pamela A. Bena	Director
Pamela A. Bena		September 13, 2021

/s/ William B. Campbell	Director
William B. Campbell		September 13, 2021

/s/ James D. Chiafullo	Director
James D. Chiafullo		September 13, 2021

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	Chairman, President and Chief Executive Officer (principal executive officer)	September 13, 2021

/s/ Mary Jo Dively	Director
Mary Jo Dively		September 13, 2021

/s/ Robert A. Hormell	Director
Robert A. Hormell		September 13, 2021

/s/ David J. Malone	Director
David J. Malone		September 13, 2021

/s/ Frank C. Mencini	Director
Frank C. Mencini		September 13, 2021

/s/ David L. Motley	Director
David L. Motley		September 13, 2021

/s/ Heidi A. Nicholas	Director
Heidi A. Nicholas		September 13, 2021

Signature	Title	Date

/s/ John S. Stanik	Director
John S. Stanik		September 13, 2021

/s/ William J. Strimbu	Director
William J. Strimbu		September 13, 2021

/s Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	September 13, 2021

/s/ James L. Dutey James L. Dutey	Corporate Controller and Senior Vice President (principal accounting officer)	September 13, 2021